Exhibit 99.2

RAINMAKER SYSTEMS ANNOUNCES $3.9 MILLION

REGISTERED DIRECT COMMON STOCK OFFERING

Campbell, Calif., June 23, 2011 – Rainmaker Systems, Inc. (NASDAQ: RMKR; “Rainmaker”), a leading global provider of B2B e-commerce solutions that drive online sales and renewal for products, subscriptions and training for its clients and their channel partners, today announced the pricing of its registered direct offering of units consisting of one share of common stock and a warrant to purchase 0.40 shares of common stock.

Under the terms of the transaction, Rainmaker will sell approximately 3.5 million shares of its common stock at a price of $1.05 per share, along with warrants to purchase approximately 1.4 million additional shares at $1.40 per share, to purchasers comprised of new investors and existing stockholders, and 141,133 shares of its common stock at a price of $1.24 per share, along with warrants to purchase 56,457 additional shares at $1.40 per share, to members of the Company’s board of directors. The Company expects to receive net proceeds of approximately $3.4 million from the offering after deducting placement agent’s commissions and estimated offering expenses. The Company intends to use all of the net proceeds from the offering for working capital and general corporate purposes.

The offering is expected to close on June 24, 2011, subject to the satisfaction of customary closing conditions. All of the shares of common stock and warrants are being offered pursuant to an effective registration statement previously filed with the Securities and Exchange Commission.

Merriman Capital, Inc., acted as the sole placement agent for the offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The shares will be offered only by means of a prospectus, including the prospectus supplement relating to the shares, meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

For more information on Rainmaker products and solutions, visit

http://www.rainmakersystems.com/solutions.

About Rainmaker

Rainmaker Systems, Inc. is a leading global provider of B2B e-commerce solutions that drive online sales and renewal for products, subscriptions and training for our clients and their channel partners. Rainmaker provides these solutions on a consistent, global basis supporting multiple payment methods, currencies and language capabilities. For more information, visit http://www.rainmakersystems.com or call 800-631-1545.

NOTE: Rainmaker Systems, the Rainmaker logo, are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current difficult macro-economic environment and its impact on our business, as our clients are reducing their overall marketing spending and our clients’ customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, and the financial condition of our clients’ businesses, our ability to raise additional equity or debt financing, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.

Contact:

Timothy Burns

Chief Financial Officer

Rainmaker Systems, Inc.

(512) 949-6021

timothy.burns@rmkr.com

Todd Kehrli or Jim Byers

Investor Relations

MKR Group, Inc.

(323) 468-2300

rmkr@mkr-group.com